Exhibit 99.2 -�Q�EbN�aR��,�,��9N��V�T��FRYRN�R�D�R�R�aNaV�� B�cRZOR��/&�,�,��

Available Information

On November 5, 2020, Consolidated Edison, Inc. issued a press release reporting its third quarter 2020 earnings and filed with the Securities and Exchange Commission the company's third quarter 2020 Form 10-Q. This presentation should be read together with, and is qualified in its entirety by reference to, the earnings press release and the Form 10-Q. Copies of the earnings press release and the Form 10-Q are available at: www.conedison.com. (Select "For Investors" and then select "Press Releases" and "SEC Filings," respectively.)

Forward-Looking Statements

This presentation contains forward-looking statements that are intended to qualify for the safe-harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements of future expectations and not facts. Words such as "forecasts," "expects," "estimates," "anticipates," "intends," "believes," "plans," "will" and similar expressions identify forward-looking statements. Forward-looking statements reflect information available and assumptions at the time the statements are made, and accordingly speak only as of that time. Actual results or developments might differ materially from those included in the forward-looking statements because of various factors such as those identified in reports Con Edison has filed with the Securities and Exchange Commission, including that Con Edison's subsidiaries are extensively regulated and are subject to penalties; its utility subsidiaries' rate plans may not provide a reasonable return; it may be adversely affected by changes to the utility subsidiaries' rate plans; the failure of, or damage to, its subsidiaries' facilities could adversely affect it; a cyber-attack could adversely affect it; the failure of processes and systems and the performance of employees and contractors could adversely affect it; it is exposed to risks from the environmental consequences of its subsidiaries' operations, including increased costs related to climate change; a disruption in the wholesale energy markets or failure by an energy supplier or customer could adversely affect it; it has substantial unfunded pension and other postretirement benefit liabilities; its ability to pay dividends or interest depends on dividends from its subsidiaries; it requires access to capital markets to satisfy funding requirements; changes to tax laws could adversely affect it; its strategies may not be effective to address changes in the external business environment; it faces risks related to health epidemics and other outbreaks, including the COVID-19 pandemic; and it also faces other risks that are beyond its control. Con Edison assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

This presentation also contains financial measures, adjusted earnings and adjusted earnings per share (adjusted EPS) and, for the Clean Energy Businesses (CEBs), adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA), that are not determined in accordance with generally accepted accounting principles in the United States of America (GAAP). These non-GAAP financial measures should not be considered as an alternative to net income for common stock or net income per share, each of which is an indicator of financial performance determined in accordance with GAAP. Adjusted earnings and adjusted EPS exclude from net income for common stock and net income per share certain items that Con Edison does not consider indicative of its ongoing financial performance such as the effects of the CEBs' hypothetical liquidation at book value (HLBV) accounting for tax equity investors in certain renewable electric production projects and mark-to-market accounting. Adjusted EBITDA for the CEBs refers to the CEBs' net income for common stock, excluding the effects of HLBV and mark-to-market accounting, before interest, taxes, depreciation and amortization plus the pre-tax equivalent of production tax credits. Management uses adjusted earnings and adjusted EPS to facilitate the analysis of Con Edison's financial performance as compared to its internal budgets and previous financial results and to communicate to investors and others Con Edison's expectations regarding its future earnings and dividends on its common stock. Management uses the CEBs' adjusted EBITDA to evaluate the performance of the CEBs. Management believes that these non-GAAP financial measures are also useful and meaningful to investors to facilitate their analysis of the financial performance of Con Edison and the CEBs.

For more information, contact:

Jan Childress, Director, Investor Relations

Tel.: 212-460-6611, Email: childressj@coned.com

www.conEdison.com

conEdison, inc.

ED LISTED NYSE

2

Table of Contents

	Page
Organizational Structure and Plan	4 – 5
Dividend and Earnings Announcements	6
3Q 2020 Earnings	7 – 10
Environmental, Social and Corporate Governance	11 – 13
The Coronavirus Disease (COVID-19) Pandemic	14 – 20
3Q 2020 Developments	21 – 24
YTD 2020 Earnings	25 – 28
Five-Year Reconciliation of Reported EPS (GAAP) to Adjusted EPS (Non-GAAP)	29
Utilities' Rate Adjustments for Tax Cuts and Jobs Act of 2017 (TCJA)	30 – 31
The Coronavirus Aid Relief and Economic Security (CARES) Act	32
CECONY Operations and Maintenance Expenses	33
Composition of Regulatory Rate Base	34
Average Rate Base Balances	35
Regulated Utilities' Rates of Return and Equity Ratios	36
Capital Expenditures and Utilities' Capital Expenditures	37 – 38
Financing Plan for 2020 – 2022	39
Capital Structure and Commercial Paper Borrowings	40 – 41
Utilities' Sales and Revenues	42 – 46
3Q and YTD 2020 Summary of Segmented Financial Statements	47 – 50
Rating Agency Credit Metrics	51
List of Notes to 2020 Third Quarter Form 10-Q Financial Statements	52

conEdison, inc.

ED LISTED NYSE

3

Organizational Structure

conEdison



Market Cap(a): $26.0 billion
Ratings(b): Baa2 / BBB+ / BBB+
Outlook(b): Stable / Stable / Negative
Utilities
Transmission
Clean Energy
Consolidated Edison Company of New York, Inc. (CECONY)
Orange and Rockland Utilities, Inc. (O&R)
Rockland Electric Company (RECO)
Con Edison Transmission, Inc. (Con Edison Transmission or CET)
Con Edison Gas Pipeline and Storage, LLC (CET Gas)
Consolidated Edison Transmission, LLC (CET Electric)
Mountain Valley Pipeline, LLC
11.8%(c)
Stagecoach Gas Services, LLC
50%
New York Transco LLC
45.7%
Con Edison Clean Energy Businesses, Inc. (Clean Energy Businesses or CEBs)

a. As of September 30, 2020.
b. Senior unsecured ratings and outlook shown in order of Moody's / Standard & Poor's (S&P) / Fitch. Ratings are not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.
c. Based on the current project cost estimate and CET Gas' capping of its cash contributions to the joint venture, this ownership interest is expected to be reduced to below 10 percent.

conEdison, inc.
ED LISTED NYSE
4

The Con Edison Plan

Customer Focused	Strategic	Value Oriented
Provide safe and reliable service	Strengthen core utility delivery business	Provide steady, predictable earnings
Enhance the customer experience	Pursue additional regulated growth opportunities to add value in the evolving industry	Maintain balance sheet stability
Achieve operational excellence and cost optimization	Grow existing clean energy businesses and pursue additional clean energy growth opportunities consistent with our risk appetite	Pay attractive, growing dividends

CECONY has long-range plans to achieve its strategic priorities of public and employee safety, operational excellence, and an enhanced customer experience. The company's 20-year plans for its electric and gas business are designed to help the company navigate today's challenges while preparing for changes in the energy landscape. The plans are available on our website at the following links:

https://www.coned.com/-/media/files/coned/documents/our-energy-future/our-energy-projects/electric-long-range-plan.pdf

https://www.coned.com/-/media/files/coned/documents/our-energy-future/our-energy-projects/gas-long-range-plan.pdf

conEdison, inc.
ED LISTED NYSE
5

Dividend and Earnings Announcements

- On October 22, 2020, the company issued a press release reporting that the company had declared a quarterly dividend of 76.5 cents a share on its common stock.
- On November 5, 2020, the company issued a press release forecasting its adjusted earnings per share for the year 2020 to be in the range of $4.15 to $4.30 a share.[(a)] The company's previous forecast was in the range of $4.15 to $4.35 per share.[(a)] The change primarily reflects revised expectations due to the effect of the COVID-19 pandemic on the Utilities.


3Q 2020 vs. 3Q 2019
$1.47
2020
$1.42
2019
$1.48
2020
$1.54
2019
Reported EPS (GAAP)
Adjusted EPS (Non-GAAP)


YTD 2020 vs. YTD 2019
$3.17
2020
$3.20
2019
$3.43
2020
$3.51
2019
Reported EPS (GAAP)
Adjusted EPS (Non-GAAP)

a. Adjusted earnings per share exclude the effects of HLBV accounting for tax equity investments in certain of the Clean Energy Businesses' renewable electric production projects (approximately $(0.09) a share). Adjusted earnings per share also exclude the Clean Energy Businesses' net mark-to-market effects, the amount of which will not be determinable until year end.

conEdison, inc.
ED LISTED NYSE
6

3Q 2020 Earnings

	Earnings per Share		Net Income for Common Stock ($ in Millions)	
	2020	2019	2020	2019
Reported Net Income for Common Stock and EPS – GAAP basis	**$1.47**	**$1.42**	**$493**	**$473**
HLBV effects of the Clean Energy Businesses (pre-tax)	0.03	0.10	9	30
Income taxes (a)	(0.01)	(0.03)	(2)	(7)
HLBV effects of the Clean Energy Businesses (net of tax)	**0.02**	**0.07**	**7**	**23**
Net mark-to-market effects of the Clean Energy Businesses (pre-tax)	(0.01)	0.07	(7)	23
Income taxes (b)	—	(0.02)	2	(6)
Net mark-to-market effects of the Clean Energy Businesses (net of tax)	**(0.01)**	**0.05**	**(5)**	**17**
Adjusted Earnings and Adjusted EPS – non-GAAP basis	**$1.48**	**$1.54**	**$495**	**$513**

a. The amount of income taxes was calculated using a combined federal and state income tax rate of 22% and 23% for the three months ended September 30, 2020 and 2019, respectively.
b. The amount of income taxes was calculated using a combined federal and state income tax rate of 29% and 26% for the three months ended September 30, 2020 and 2019, respectively.

conEdison, inc.
ED LISTED NYSE
7

Walk from 3Q 2019 EPS to 3Q 2020 EPS

Variance in Reported EPS (GAAP)


$1.42
$(0.04)
$0.01
$0.10
$(0.02)
$1.47
3Q 2019 Reported EPS
CECONY
O&R
CEBs
CET
Other(a)
3Q 2020 Reported EPS

Variance in Adjusted EPS (Non-GAAP)


$1.54
$(0.04)
$0.01
$(0.01)
$(0.02)
$1.48
3Q 2019 Adjusted EPS
CECONY
O&R
CEBs
CET
Other(a)
3Q 2020 Adjusted EPS

a. Includes parent company and consolidation adjustments.

conEdison, inc.
ED LISTED NYSE
8

3Q 2020 vs. 3Q 2019 EPS Variances – Three Months Ended Variation

CECONY[a]		
Changes in rate plans	$ (0.02)	Primarily reflects lower non-weather related steam net revenues due to lower usage by customers.
Operations and maintenance expenses	0.26	Reflects lower costs for pension and other postretirement benefits of $0.12 a share, which are reconciled under the rate plans, lower regulatory assessments and fees of $0.09 a share, which are collected in revenues from customers, and the deferral in September 2020, under the legislative, regulatory and related actions provisions of the company's electric and gas rate plans, of the previously recorded reserve increases to the allowance for uncollectible accounts associated with the Coronavirus Disease 2019 (COVID-19) pandemic of $0.02 a share, offset in part by estimated food and medicine spoilage claims related to outages caused by Tropical Storm Isaias of $(0.01) a share.
Depreciation, property taxes and other tax matters	(0.24)	Reflects higher depreciation and amortization expense of $(0.12) a share and higher property taxes of $(0.10) a share, both of which are recoverable under the rate plans and the absence in 2020 of a reduction in the sales and use tax reserve upon conclusion of the audit assessment of $(0.02) a share.
Other	(0.04)	Primarily reflects foregone revenues from the suspension of customers' late payment charges and certain other fees associated with the COVID-19 pandemic of $(0.05) a share and the dilutive effect of Con Edison's stock issuances of $(0.01) a share.
Total CECONY	**$ (0.04)**	
O&R[a]		
Changes in rate plans	0.01	Reflects an electric base rate increase under the company's rate plans.
Total O&R	**$ 0.01**	
Clean Energy Businesses		
Operations and maintenance expenses	(0.01)	Primarily reflects timing of maintenance costs.
Depreciation and amortization	(0.01)	Reflects an increase in renewable electric production projects in operation during 2020.
Net interest expense	0.09	Primarily reflects lower unrealized losses on interest rate swaps in the 2020 period.
HLBV effects	0.05	Primarily reflects lower losses from tax equity projects in the 2020 period.
Other	(0.02)	Primarily reflects the absence of a prior period adjustment related to research & development credits recorded in 2019.
Total CEBs	**$ 0.10**	
Con Edison Transmission		
Total CET	**$ —**	
Other		
Parent company and consolidation adjustments	**$ (0.02)**	Primarily reflects higher New York State income tax.
Reported EPS (GAAP)	**$ 0.05**	
HLBV effects of the Clean Energy Businesses	(0.05)	
Net mark-to-market effects of the Clean Energy Businesses	(0.06)	Reflects unrealized losses on interest rate swaps, offset in part by unrealized wholesale energy gains.
Adjusted EPS (non-GAAP)	**$ (0.06)**	

a. Under the revenue decoupling mechanisms in the Utilities' New York electric and gas rate plans and the weather-normalization clause applicable to their gas businesses, revenues are generally not affected by changes in delivery volumes from levels assumed when rates were approved. In general, the Utilities recover on a current basis the fuel, gas purchased for resale and purchased power costs they incur in supplying energy to their full-service customers. Accordingly, such costs do not generally affect Con Edison's results of operations.

conEdison, inc.
ED LISTED NYSE
9

3Q 2020 vs. 3Q 2019 EPS Reconciliation by Company

Three Months Ended September 30, 2020

	CECONY	O&R	CEBs	CET	Other[c]	Total
Reported EPS – GAAP basis	**$1.21**	**$0.08**	**$0.17**	**$0.04**	**$(0.03)**	**$1.47**
HLBV effects of the Clean Energy Businesses (pre-tax)	—	—	0.03	—	—	0.03
Income taxes (a)	—	—	(0.01)	—	—	(0.01)
HLBV effects of the Clean Energy Businesses (net of tax)	**—**	**—**	**0.02**	**—**	**—**	**0.02**
Net mark-to-market losses (pre-tax)	—	—	(0.01)	—	—	(0.01)
Income taxes (b)	—	—	—	—	—	—
Net mark-to-market losses (net of tax)	**—**	**—**	**(0.01)**	**—**	**—**	**(0.01)**
Adjusted EPS – Non-GAAP basis	**$1.21**	**$0.08**	**$0.18**	**$0.04**	**$(0.03)**	**$1.48**

Three Months Ended September 30, 2019

	CECONY	O&R	CEBs	CET	Other[c]	Total
Reported EPS – GAAP basis	**$1.25**	**$0.07**	**$0.07**	**$0.04**	**$(0.01)**	**$1.42**
HLBV effects of the Clean Energy Businesses (pre-tax)	—	—	0.10	—	—	0.10
Income taxes (a)	—	—	(0.03)	—	—	(0.03)
HLBV effects of the Clean Energy Businesses (net of tax)	**—**	**—**	**0.07**	**—**	**—**	**0.07**
Net mark-to-market losses (pre-tax)	—	—	0.07	—	—	0.07
Income taxes (b)	—	—	(0.02)	—	—	(0.02)
Net mark-to-market losses (net of tax)	**—**	**—**	**0.05**	**—**	**—**	**0.05**
Adjusted EPS – Non-GAAP basis	**$1.25**	**$0.07**	**$0.19**	**$0.04**	**$(0.01)**	**$1.54**

a. The amount of income taxes was calculated using a combined federal and state income tax rate of 22% and 23% for the three months ended September 30, 2020 and 2019, respectively.
b. The amount of income taxes was calculated using a combined federal and state income tax rate of 29% and 26% for the three months ended September 30, 2020 and 2019, respectively.
c. Includes parent company and consolidation adjustments.

conEdison, inc.
ED LISTED NYSE
10

Con Edison Environmental, Social & Governance (ESG) Resources

- **ESG Presentation** – Con Edison's Environmental Social & Governance presentation on August 26, 2020
- **Sustainability Report** – Con Edison's 2019 Sustainability report
- Our ESG reporting standards:
  - **Edison Electric Institute / American Gas Association ESG templates** – Industry reporting standards
  - **Sustainability Accounting Standards Board (SASB)** – Broad ESG reporting standard adopted by Con Edison in 2020
  - **Task Force on Climate-Related Financial Disclosures (TCFD)** – broad ESG reporting standard adopted by Con Edison in 2020

Link to more ESG resources: https://conedison.gcs-web.com/environmental-social-and-governance-esg-resources

conEdison, inc.
ED LISTED NYSE
11

Con Edison Environmental, Social & Governance Resources *(cont'd)*

- Con Edison's **Clean Energy Vision** looking toward a clean energy future
- **Climate Change Vulnerability Study** – December 2019
- The 2019 **Diversity and Inclusion Report** examines Con Edison's diverse and inclusive culture
- **2020 Proxy Statement**
- Highlighting how the Company supports our communities through **Community Partnerships**
- Our Standards of Business Conduct guide our **Political Engagement**

Link to more ESG resources: https://conedison.gcs-web.com/environmental-social-and-governance-esg-resources

conEdison, inc.
ED LISTED NYSE
12

Con Edison Sustainability Rankings and Ratings for 2019-2020

- AA out of AAA ESG rating by **MSCI**
- 3rd among utilities in Sustainability Index by **J.D. Power**
- 2nd in Business Customer Satisfaction among large utilities in the East by **J.D. Power**
- 2nd among utilities by **Diversity Inc.**
- 4th among utilities and among Index Trendsetters with score of 94.3 in the 2020 **CPA-Zicklin Index** for Corporate Political Disclosure and Accountability
- 6th among utilities by **JUST Capital**
- Among 300 Most Responsible Companies by **Newsweek**'s 2020 America's Most Responsible Companies
- 8th overall by **Military Times** Best for Vets

conEdison, inc.
ED LISTED NYSE
13

Financial Impacts of COVID-19 for the Nine Months Ended September 30, 2020

Impact on Income before income tax expense[(a)]
($ in millions)

Balance Sheet Impact
($ in millions)

CECONY



$6.4
Employee retention tax credit under the CARES Act
(43.5)
Foregone late payment charges/other charges
(12.7)
Materials/supplies and O&M
Increases to allowance for uncollectible accounts were fully deferred(d)
Total
$(49.8)



$319.2
$181.1
$18.7
Electric
Gas
Increase in aged A/R(b)
Increase in deferred RDM revenues from customers(c)

O&R



$1.1
Employee retention tax credit under the CARES Act
(2.4)
Foregone late payment charges/other charges
(1.3)
Materials/supplies and O&M
(0.8)
Increases to allowance for uncollectible accounts were partially deferred(d)
Total
$(3.5)



$12.0
$5.0
$1.3
Electric
Gas
Increase in aged A/R(b)
Increase in deferred RDM revenues from customers(c)

a. Net income impact of $(0.11)/share and $(0.01)/share for CECONY and O&R, respectively
b. Represents an increase in the accounts receivable (A/R) balance in arrears over 60 days from February 28 to September 30, 2020
c. Represents the increase in the RDM receivable from customers for the nine months ended September 30, 2020 from the COVID-19 pandemic, weather for CECONY and O&R Electric and other factors. CECONY's electric RDM balance as of June 30, 2020 is being recovered from customers beginning August 2020 over the ensuing six month period
d. Deferral in September 2020 under the legislative, regulatory and related actions provision of CECONY's electric and gas rate plans and O&R's electric rate plan

conEdison, inc.
ED LISTED NYSE
14

Maintaining Focus on Our Core Principles During the Pandemic


Orange & Rockland

- Safety and reliable service remain top priorities for Con Edison
  - Mobilized a pandemic planning team in January and an incident command system structure on March 16th
  - More than 8,000 of our employees are working from home or remotely
  - Pre-entry symptom surveys for employees arriving at critical locations
- In March, began suspending utility service disconnections, certain collection notices, final bill collection agency activity, new late payment charges and certain other fees for all customers
  - For the nine months ended September 30, 2020, the estimated foregone revenues that were not collected were approximately $44 million and $2.0 million for CECONY and O&R, respectively
  - As of September 30, 2020, our reserves to the allowance for uncollectible accounts associated with the COVID-19 pandemic were increased by $46 million and $2.8 million for CECONY and O&R, respectively. In September 2020, under the legislative, regulatory and related actions provision of CECONY's electric and gas rate plans and O&R's electric rate plan, $46 million and $2 million of the previously recorded increases were deferred for CECONY and O&R, respectively

conEdison, inc.
ED LISTED NYSE
15

7b�a�ZR��6�RN�Q�d���S�9YRPa�VP�8RYVcR�VR��N�Q�FRcR�bR�� -2

Estimated Non-Weather Impact on Electric Delivery Volume and Revenues for March 16 to October 31, 2020

Impact on Electric Delivery Volume[a]
Millions of kWh delivered


CECONY
11%
394
386
145
(568)
(1,348)
(1,064)
(17)%
(196)
(464)
(353)
(17)%
Residential
Commercial
NYPA
O&R
9%
44
56
26
(47)
(83)
(57)
(10)%
Residential
Commercial

Impact on Electric Delivery Revenues[b]
$ in thousands


CECONY
8%
49,252
46,370
16,079
(38,384)
(106,176)
(88,534)
(14)%
(11,103)
(30,793)
(24,483)
(16)%
Residential
Commercial
NYPA
O&R
7%
3,947
4,670
1,607
(1,409)
(4,240)
(3,501)
(9)%
Residential
Commercial

- CECONY - March 16, 2020 to April 30, 2020
- CECONY - May 1, 2020 to July 31, 2020
- CECONY - August 1, 2020 to October 31, 2020
- O&R - March 16, 2020 to April 30, 2020
- O&R - May 1, 2020 to July 31, 2020
- O&R - August 1, 2020 to October 31, 2020

a. Impact estimated as compared to budget for the period March 16, 2020 to October 31, 2020.
b. Impact estimated as compared to budget for the period March 16, 2020 to October 31, 2020. Amounts deferred and generally recoverable in the August – January period for CECONY and February – following January period for O&R through the revenue decoupling mechanism provisions in the respective rate plans.

conEdison, inc.
ED LISTED NYSE
17

Liquidity Update

- Con Edison's $2,250 million credit facility supports commercial paper borrowing with $1,241 million of remaining capacity available as of September 30, 2020.Additionally Con Edison had $153 million of cash and temporary cash investments as of September 30, 2020.
- Financing plan for 2020:
  - Debt: Issue between $1,500 million and $2,000 million of long-term debt, primarily at the Utilities, in addition to issuance of long-term debt to refinance maturities at CECONY
  - Equity: Issue up to $600 million of common equity in 2020 in addition to equity issued through dividend reinvestment, employee stock purchase and long-term incentive plans and in addition to the 1.05 million shares issued for $88 million in January 2020 to settle the remainder of a May 2019 equity forward transaction
- Debt maturities / amortizations for 2020 are $518 million: CECONY $350 million (June); CEB $165 million; and CEI $3 million
- Steps we have taken in 2020 to improve our liquidity position
  - In March, CECONY issued $1,600 million of Green Debentures
  - In July, Con Edison borrowed $820 million pursuant to a term loan
  - In September, O&R issued $75 million of debentures

conEdison, inc.
ED LISTED NYSE
18

Transparent Rate-Making Process

	Revenue Decoupled	Weather Normalized*	Pension Reconciliation	Bad Debt Expense
CECONY Electric 3-year rate plan ending December 2022	✓	✓	✓	$40 million
CECONY Gas 3-year rate plan ending December 2022	✓	✓	✓	$11 million
CECONY Steam No current plans to file for new rates			✓	$0.4 million
O&R Electric 3-year rate plan ending December 2021	✓	✓	✓	$2 million
O&R Gas 3-year rate plan ending December 2021	✓	✓	✓	$1 million
Rockland Electric Company 1-year rate plan (NJ) ending in February 2021				-

- About 87% of CEI revenues and 94% of Utilities revenues are subject to a regulatory recovery mechanism, e.g. revenue decoupling mechanisms
- Rate plans provide for a total of $54 million for bad debt expense at CECONY and O&R for 2020
- Currently we have no open rate case filings with the NYSPSC or the NJBPU

* Under the revenue decoupling mechanisms for CECONY electric and O&R electric, revenues are generally not affected by changes in weather.

conEdison, inc.
ED LISTED NYSE
19

Supporting the Community During the Pandemic

- Deployed 1 MW generator to support the field hospital setup located at the Brooklyn Cruise Terminal in Red Hook
- Expanded grid service or provided engineering services for emergency field hospitals:
  - At Westchester County Center to support a 100-bed facility
  - At Javits Center to support a 2,500-bed facility
  - Into Central Park's East Meadow to support Mount Sinai Hospital's emergency facility
  - At U.S. Open facility in Queens to support a 500-bed facility
- Provided donations to the Mayor's Fund "NYC Healthcare Heroes Fund" and the FDNY and NYPD Foundations to support NYC first responders
- Donated almost 100,000 N95 masks for healthcare workers
- Building 40,000 face shields in our machine shop for healthcare workers



conEdison, inc.
ED LISTED NYSE
20

3Q 2020 Developments[a]

CECONY & O&R

- In March 2020, New York State Governor Cuomo declared a State Disaster Emergency for the State of New York, due to the COVID-19 pandemic and signed the "New York State on PAUSE" executive order that closed all non-essential businesses statewide. New York State designated utilities, including CECONY and O&R, as essential businesses that were able to continue a portion of their work during the effectiveness of the PAUSE order. In May 2020, the "New York Forward" plan went into effect. New York Forward is a phased plan to reopen businesses in geographic areas of New York State that meet metrics established by various public health organizations. In October 2020, Governor Cuomo announced a new cluster action initiative to address COVID-19 hotspots that have arisen in various areas of New York within the Utilities' service territory and to impose new rules and restrictions targeted to areas with the highest concentration of COVID-19 cases and the surrounding communities. As a result of these COVID-19 clusters, the Utilities have limited their work in customer premises in the impacted areas to only address emergency, safety-related and selected service connections requested by customers. Since the emergency declaration, and due to economic conditions, the NYSPSC and the Utilities have worked to mitigate the potential impact of the COVID-19 pandemic on the Utilities, their customers and other stakeholders. (pages 24, 53)
- In March 2020, the Utilities began suspending service disconnections, certain collection notices, final bill collection agency activity, new late payment charges and certain other fees for all customers. The Utilities also began providing payment extensions for all customers that were scheduled to be disconnected prior to the start of the COVID-19 pandemic. In June 2020, the state of New York enacted a law prohibiting New York utilities, including CECONY and O&R, from disconnecting residential customers during the COVID-19 state of emergency. In addition, such prohibition will apply for an additional 180 days after the state of emergency ends for residential customers who have experienced a change in financial circumstances due to the COVID-19 pandemic. The law expires on March 31, 2021. For the three and nine months ended September 30, 2020, the estimated foregone revenues that were not collected by the Utilities were approximately $21 million and $44 million, respectively, for CECONY and $1.0 million and $2.0 million, respectively, for O&R. (pages 24, 53)
- In June 2020, the NYSPSC directed CECONY to implement a summer cooling credit program to help mitigate the cost of staying home and running air conditioning for health-vulnerable low-income customers due to the limited availability of public cooling facilities as a result of the COVID-19 social distancing measures. The NYSPSC further ordered that the estimated $70.6 million cost of the program will be recovered over five years, beginning in January 2021. As of September 30, 2020, CECONY deferred for later recovery $63.6 million of summer cooling credit costs. (pages 24-25, 53)

a. Page references to 3Q 2020 Form 10-Q.

conEdison, inc.
ED LISTED NYSE
21

3Q 2020 Developments *(cont'd)*[a]

CECONY & O&R

- The Utilities' New York rate plans allow them to defer costs resulting from a change in legislation, regulation and related actions that have taken effect during the term of the rate plans once the costs exceed a specified threshold. For the nine months ended September 30, 2020, the reserve increases to the allowance for uncollectible accounts associated with the COVID-19 pandemic for CECONY electric and gas operations and O&R electric operations were $46 million and $2 million, respectively, and were deferred pursuant to the legislative, regulatory and related actions provisions of the rate plans as a result of the New York State on PAUSE and related executive orders. The reserve increase to the allowance for uncollectible accounts associated with the COVID-19 pandemic for O&R gas operations of $1 million did not meet the deferral threshold at September 30, 2020. The Utilities' New York rate plans also provide for an allowance for write-offs of customer accounts receivable balances. The above amounts deferred pursuant to the legislative, regulatory and related actions provisions were reduced by the amount that the actual write-offs of customer accounts receivable balances were below the allowance reflected in rates, which differences were $8 million and $1 million for CECONY and O&R, respectively, for the nine months ended September 30, 2020. (pages 25, 53-54)
- As of September 30, 2020, CECONY deferred, for New York City residential customers, $46.8 million of higher summer generation capacity supply costs. CECONY expects to recover approximately $17 million of such costs over the period November 2020 through April 2021 and the remaining balance over the period May 2021 through October 2021. (pages 25, 54)
- CECONY's and O&R's allowances for uncollectible accounts reserve increased from $65 million and $4.6 million at December 31, 2019 to $111 million and $7.4 million at September 30, 2020, respectively. (page 56)
- In July 2020, the NJBPU authorized RECO and other New Jersey utilities to create a COVID-19-related regulatory asset by deferring prudently incurred incremental costs related to COVID-19 beginning on March 9, 2020, and through the later of September 30, 2021, or 60 days after the emergency declaration is no longer in effect. RECO deferred net incremental COVID-19 related costs of $0.3 million through September 30, 2020. (pages 25, 54)

a. Page references to 3Q 2020 Form 10-Q.

conEdison, inc.
ED LISTED NYSE
22

3Q 2020 Developments *(cont'd)*[a]

CECONY & O&R

- In August 2020, Tropical Storm Isaias caused significant damage to the Utilities' electric distribution systems and interrupted service to approximately 330,000 CECONY electric customers and approximately 200,000 O&R electric customers. As of September 30, 2020, CECONY incurred costs for Tropical Storm Isaias of $142 million (including $73 million of operation and maintenance expenses charged against a storm reserve pursuant to its electric rate plan, $56 million of capital expenditures and $13 million of operation and maintenance expenses). As of September 30, 2020, O&R incurred costs for Tropical Storm Isaias of $30 million (including $23 million of operation and maintenance expenses charged against a storm reserve pursuant to its New York electric rate plan and $7 million of capital expenditures). The Utilities' electric rate plans provide for recovery of operating costs and capital expenditures under different provisions. The Utilities' incremental operating costs attributable to storms are to be deferred for recovery as a regulatory asset under their electric rate plans, while capital expenditures, up to specified levels, are reflected in rates under their electric rate plans. In addition, CECONY and O&R reserved for customer benefit $5 million and $2 million, respectively, for estimated food and medicine spoilage claims as of September 30, 2020. The provisions of the Utilities' New York electric rate plans that impose negative revenue adjustments for operating performance provide for exceptions for major storms and catastrophic events beyond the control of the companies, including natural disasters such as hurricanes and floods. In August 2020, the New York State Department of Public Service (NYSDPS) issued to each of CECONY and O&R a Notice of Apparent Violations Related to Tropical Storm Isaias. The notices, among other things, asserted that, based on NYSDPS' initial investigations, the Utilities were in apparent violation of the New York State Public Service Law for allegedly failing to follow the requirements of their emergency response plans and asserted that the NYSPSC may seek to commence administrative penalty proceedings against the Utilities. The notices also provided for several corrective actions that the Utilities have since implemented. The notices further asserted that: the NYSPSC is authorized to revoke or modify utility certificates to operate based on findings of repeated violations that demonstrate a failure of a utility corporation to continue to provide safe and adequate service; the NYSPSC has on other occasions deemed the Utilities' response to a major storm event to be inadequate; and the NYSDPS intends to specifically determine as part of its ongoing investigations whether the Utilities' alleged violations warrant revocation of their certificates to operate. The Companies are unable to estimate the amount or range of their possible additional loss in connection with the storm. (pages 27-28)

a. Page references to 3Q 2020 Form 10-Q.

conEdison, inc.
ED LISTED NYSE
23

3Q 2020 Developments *(cont'd)*[a]

CECONY & O&R

- In October 2020, the NYSPSC issued an order instituting a proceeding to consider requiring New York's large, investor-owned utilities, including CECONY and O&R, to annually disclose what risks climate change poses to their companies, investors and customers going forward. The order notes that some holding companies, including Con Edison, already disclose climate change risks at the holding company level, but states that the NYSPSC believes that climate-related risk disclosures should be issued specific to the operating companies in New York, such as CECONY and O&R, and that such climate-related risk disclosures should be included annually with the utilities' financial reports. The NYSPSC solicited comments by November 16, 2020 on, among other things: the costs and benefits of providing climate-related risk disclosure; whether utility operating companies in New York should be required to make climate risk disclosure in annual financial statements, sustainability reports, or other public filings; which framework for such climate risk disclosure utility operating companies in New York should be required to adopt; and why and how utility operating companies should implement those recommended disclosures. (page 28)
- During the summer of 2020, electric peak demand in CECONY's service area was 11,814 MW (which occurred on July 28, 2020). At design conditions, electric peak demand in the company's service area would have been approximately 12,276 MW in 2020 compared to the company's forecast of 13,220 MW. The lower actual peak demand as compared to the forecast was primarily due to the impact of the COVID-19 pandemic. The company increased its five-year forecast of average annual change in electric peak demand in its service area at design conditions from approximately (0.1) percent (for 2020 to 2024) to approximately 0.8 percent (for 2021 to 2025), because of the lower 2020 weather-adjusted peak demand. (page 51)
- During the summer of 2020, electric peak demand in O&R's service area was 1,428 MW (which occurred on July 27, 2020). At design conditions, electric peak demand in the company's service area would have been approximately 1,517 MW in 2020 compared to the company's forecast of 1,555 MW. The company decreased its five-year forecast of average annual change in electric peak demand in its service area at design conditions from approximately (0.2) percent (for 2020 to 2024) to approximately (0.5) percent (for 2021 to 2025). (page 52)
- The impacts of the Coronavirus Aid, Relief, and Economic Security (CARES) Act that became law on March 27, 2020 appear on pages 37-38, 55 of the 10-Q and on page 32 of this presentation.

Clean Energy Businesses

- The Clean Energy Businesses have 3,241 MW (AC) of utility-scale renewable energy production projects in service (2,805 MW) or in construction (436 MW) and 69 MW (AC) of behind-the-meter renewable energy production projects in service (58 MW) or in construction (11 MW). (page 85)
- 4,606 of kWh of electricity was generated from solar projects and 1,042 of kWh generated from wind projects for the nine months ending September 30, 2020. (page 86)

a. Page references to 3Q 2020 Form 10-Q.

conEdison, inc. ED LISTED NYSE 24

YTD 2020 Earnings

	Earnings per Share		Net Income for Common Stock ($ in Millions)	
	2020	2019	2020	2019
Reported Net Income for Common Stock and EPS – GAAP basis	**$3.17**	**$3.20**	**$1,058**	**$1,048**
HLBV effects of the Clean Energy Businesses (pre-tax)	0.11	0.25	38	79
Income taxes (a)	(0.03)	(0.07)	(9)	(19)
HLBV effects of the Clean Energy Businesses (net of tax)	**0.08**	**0.18**	**29**	**60**
Net mark-to-market effects of the Clean Energy Businesses (pre-tax)	0.25	0.18	80	54
Income taxes (b)	(0.07)	(0.05)	(20)	(13)
Net mark-to-market effects of the Clean Energy Businesses (net of tax)	**0.18**	**0.13**	**60**	**41**
Adjusted Earnings and Adjusted EPS – non-GAAP basis	**$3.43**	**$3.51**	**$1,147**	**$1,149**

a. The amount of income taxes was calculated using a combined federal and state income tax rate of 24% for the nine months ended September 30, 2020 and 2019.

b. The amount of income taxes was calculated using a combined federal and state income tax rate of 25% and 24% for the nine months ended September 30, 2020 and 2019, respectively.

conEdison, inc.
ED LISTED NYSE
25

Walk from YTD 2019 EPS to YTD 2020 EPS

Variance in Reported EPS (GAAP)



$3.20
$(0.11)
$(0.01)
$0.09
$0.02
$(0.02)
$3.17
YTD 2019 Reported EPS
CECONY
O&R
CEBs
CET
Other(a)
YTD 2020 Reported EPS

Variance in Adjusted EPS (Non-GAAP)



$3.51
$(0.11)
$(0.01)
$0.04
$0.02
$(0.02)
$3.43
YTD 2019 Adjusted EPS
CECONY
O&R
CEBs
CET
Other(a)
YTD 2020 Adjusted EPS

a. Includes parent company and consolidation adjustments.

conEdison, inc.
ED LISTED NYSE
26

YTD 2020 vs. YTD 2019 EPS Variances – Nine Months Ended Variation

CECONY[a]		
Changes in rate plans	$ 0.07	Primarily reflects higher gas net base revenues due to gas base rates increase in January 2020 under the company's gas rate plan.
Weather impact on steam revenues	(0.06)	Reflects the impact of warmer winter weather in the 2020 period.
Operations and maintenance expenses	0.69	Reflects lower costs for pension and other postretirement benefits of $0.41 a share, which are reconciled under the rate plans, lower regulatory assessments and fees that are collected in revenues from customers of $0.23 a share, lower stock-based compensation of $0.04 a share and lower healthcare costs of $0.02 a share, offset in part by estimated food and medicine spoilage claims related to outages caused by Tropical Storm Isaias of $(0.01) a share.
Depreciation, property taxes and other tax matters	(0.65)	Reflects higher depreciation and amortization expense of $(0.38) a share and higher property taxes of $(0.26) a share, both of which are recoverable under the rate plans, the absence in 2020 of a reduction in the sales and use tax reserve upon conclusion of the audit assessment of $(0.02) a share, offset in part by the Employee Retention Tax Credit under the CARES Act of $0.01 a share.
Other	(0.16)	Primarily reflects foregone revenues from the suspension of customers' late payment charges and certain other fees associated with the COVID-19 pandemic of $(0.10) a share and the dilutive effect of Con Edison's stock issuances of $(0.06) a share.
Total CECONY	**$ (0.11)**	
O&R[a]		
Changes in rate plans	0.04	Reflects electric and gas base rate increases of $0.03 a share and $0.01 a share, respectively, under the company's rate plans.
Operations and maintenance expenses	(0.02)	Primarily reflects incremental costs associated with the COVID-19 pandemic and estimated food and medicine spoilage claims related to outages caused by Tropical Storm Isaias.
Depreciation, property taxes and other tax	(0.01)	Reflects higher depreciation and amortization expense, offset in part by the Employee Retention Tax Credit under the CARES Act.
Other	(0.02)	Primarily reflects higher costs associated with components of pension and other postretirement benefits other than service cost of $(0.01) a share.
Total O&R	**$ (0.01)**	
Clean Energy Businesses		
Operating revenues less energy costs	0.01	Reflects higher revenues from renewable electric production projects of $0.05 a share, offset in part by lower energy services revenues of $(0.04) a share.
Operations and maintenance expenses	0.01	Primarily reflects lower energy services costs.
Depreciation and amortization	(0.01)	Reflects an increase in renewable electric production projects in operation during 2020.
Net interest expense	(0.03)	Primarily reflects higher unrealized losses on interest rate swaps in the 2020 period.
HLBV effects	0.10	Primarily reflects lower losses from tax equity projects in the 2020 period.
Other	0.01	Primarily reflects re-measurement of deferred tax assets and the Employee Retention Tax Credit under the CARES Act.
Total Clean Energy Businesses	**$ 0.09**	
Con Edison Transmission		
Total CET	**$ 0.02**	Primarily reflects lower operations and maintenance expenses and higher allowance for funds used during construction (AFUDC) income from Mountain Valley Pipeline, LLC.
Other		
Parent company and consolidation adjustments	**$ (0.02)**	Primarily reflects higher New York State income tax.
Reported EPS (GAAP)	**$ (0.03)**	
HLBV effects of the Clean Energy Businesses	(0.10)	
Net mark-to-market effects of the Clean Energy Businesses	0.05	Primarily reflects unrealized losses on interest rate swaps.
Adjusted EPS (non-GAAP)	**$ (0.08)**	

a. Under the revenue decoupling mechanisms in the Utilities' New York electric and gas rate plans and the weather-normalization clause applicable to their gas businesses, revenues are generally not affected by changes in delivery volumes from levels assumed when rates were approved. In general, the Utilities recover on a current basis the fuel, gas purchased for resale and purchased power costs they incur in supplying energy to their full-service customers. Accordingly, such costs do not generally affect Con Edison's results of operations.

conEdison, inc.

ED LISTED NYSE

27

YTD 2020 vs. YTD 2019 EPS Reconciliation by Company

Nine months ended September 30, 2020

	CECONY	O&R	CEBs	CET	Other(c)	Total
Reported EPS – GAAP basis	**$2.88**	**$0.17**	**$0.03**	**$0.13**	**$(0.04)**	**$3.17**
HLBV effects of the Clean Energy Businesses (pre-tax)	—	—	0.11	—	—	0.11
Income taxes (a)	—	—	(0.03)	—	—	(0.03)
HLBV effects of the Clean Energy Businesses (net of tax)	**—**	**—**	**0.08**	**—**	**—**	**0.08**
Net mark-to-market losses (pre-tax)	—	—	0.25	—	—	0.25
Income taxes (b)	—	—	(0.07)	—	—	(0.07)
Net mark-to-market losses (net of tax)	**—**	**—**	**0.18**	**—**	**—**	**0.18**
Adjusted EPS – Non-GAAP basis	**$2.88**	**$0.17**	**$0.29**	**$0.13**	**$(0.04)**	**$3.43**

Nine months ended September 30, 2019

	CECONY	O&R	CEBs	CET	Other(c)	Total
Reported EPS – GAAP basis	**$2.99**	**$0.18**	**$(0.06)**	**$0.11**	**$(0.02)**	**$3.20**
HLBV effects of the Clean Energy Businesses (pre-tax)	—	—	0.25	—	—	0.25
Income taxes (a)	—	—	(0.07)	—	—	(0.07)
HLBV effects of the Clean Energy Businesses (net of tax)	**—**	**—**	**0.18**	**—**	**—**	**0.18**
Net mark-to-market losses (pre-tax)	—	—	0.18	—	—	0.18
Income taxes (b)	—	—	(0.05)	—	—	(0.05)
Net mark-to-market losses (net of tax)	**—**	**—**	**0.13**	**—**	**—**	**0.13**
Adjusted EPS – Non-GAAP basis	**$2.99**	**$0.18**	**$0.25**	**$0.11**	**$(0.02)**	**$3.51**

a. The amount of income taxes was calculated using a combined federal and state income tax rate of 24% for the nine months ended September 30, 2020 and 2019.
b. The amount of income taxes was calculated using a combined federal and state income tax rate of 25% and 24% for the nine months ended September 30, 2020 and 2019, respectively.
c. Includes parent company and consolidation adjustments.

conEdison, inc.
ED LISTED NYSE
28

Five-Year Reconciliation of Reported EPS (GAAP) to Adjusted EPS (Non-GAAP)

12 Months Ending December 31,

	2016	2017	2018[a]	2019[a]	2020[a][b]
Reported EPS – GAAP basis	**$4.15**	**$4.97**	**$4.43**	**$4.09**	**$4.05**
Income tax effect of the TCJA	**—**	**(0.85)**	**0.14**	**—**	**—**
HLBV effects of the Clean Energy Businesses (pre-tax)	—	—	—	0.31	0.19
Income taxes (d)	—	—	—	(0.09)	(0.06)
HLBV effects of the Clean Energy Businesses (net of tax)	**—**	**—**	**—**	**0.22**	**0.13**
Gain on acquisition of Sempra Solar Holdings, LLC, net of transaction costs (pre-tax) (c)	—	—	(0.36)	—	—
Income taxes (d)	—	—	0.10	—	—
Gain on acquisition of Sempra Solar Holdings, LLC, net of transaction costs (net of tax)	**—**	**—**	**(0.26)**	**—**	**—**
Gain on sale of the CEBs' retail electric supply business (pre-tax)	(0.35)	—	—	—	—
Income taxes (d)	0.16	—	—	—	—
Gain on sale of the CEBs' retail electric supply business (net of tax)	**(0.19)**	**—**	**—**	**—**	**—**
Goodwill impairment related to the CEBs' energy services business (pre-tax)	0.07	—	—	—	—
Income taxes (d)	(0.03)	—	—	—	—
Goodwill impairment related to the CEBs' energy services business (net of tax)	**0.04**	**—**	**—**	**—**	**—**
Net mark-to-market effects of the CEBs (pre-tax)	(0.02)	—	0.03	0.10	0.17
Income taxes (d)	0.01	—	(0.01)	(0.03)	(0.05)
Net mark-to-market effects of the CEBs (net of tax)	**(0.01)**	**—**	**0.02**	**0.07**	**0.12**
Adjusted EPS – Non-GAAP basis	**$3.99**	**$4.12**	**$4.33**	**$4.38**	**$4.30**

a. Federal income tax rate lowered to 21% from 35% upon enactment of the TCJA on December 22, 2017.
b. Represents 12-month trailing EPS ending September 30, 2020.
c. Gain recognized with respect to jointly owned renewable electric production projects on completion of the acquisition.
d. The amount of income taxes was calculated using applicable combined federal and state income tax rates for the nine months ended September 30, 2020 and the years 2016 – 2019.

conEdison, inc.
ED LISTED NYSE
29

Utilities' Rate Adjustments for Tax Cuts and Jobs Act of 2017 (TCJA)[a]

New York State Public Service Commission Order in Case 17-M-0815 – Proceeding on Motion of the Commission on Changes in Law that May Affect Rates (August 9, 2018)

CECONY Electric

- Pursuant to the rate plan approved on January 16, 2020 (Case 19-E-0065), TCJA net benefits are reflected as follows:
  - the 2019 savings from the TCJA were passed back to customers in 2019
  - pass back of the 2018 savings ($377 million) over a three-year period – $126 million annually
  - pass back of protected portion of net regulatory liability for excess deferred income taxes ($1,663 million) over remaining lives of the related assets - approximately $50 million annually - and the unprotected portion ($784 million) over a five-year period - $157 million annually, as proposed in the initial filing

CECONY Gas

- Pursuant to the rate plan approved on January 16, 2020 (Case 19-G-0066), TCJA net benefits are reflected as follows:
  - the 2019 savings from the TCJA were passed back to customers in 2019
  - pass back of the remaining portion of the 2018 savings ($63 million) over a two-year period – $32 million annually
  - pass back of protected portion of net regulatory liability for excess deferred income taxes ($725 million) over remaining lives of the related assets - approximately $14 million annually - and the unprotected portion ($107 million) over a five-year period - $21 million annually, as proposed in the initial filing

CECONY Steam

- Customer credit of $25 million started on October 1, 2018 and includes:
  - annual ongoing tax savings of $14 million
  - pass back of January – September 2018 tax savings ($15 million) over a three-year period – $5 million annually
  - pass back of protected and unprotected portions of net regulatory liability for excess deferred income taxes ($169 million and $16 million, respectively) over the life of the assets – $6 million annually (amortization period for unprotected balance will be reviewed in the next rate case filing)

a. See Note B – Regulatory Matters/Other Regulatory Matters on pages 24 – 29 and Note J – Income Taxes on pages 37 – 38 in the 3Q 2020 Form 10-Q.

conEdison, inc.
ED LISTED NYSE
30

Utilities' Rate Adjustments for Tax Cuts and Jobs Act of 2017 (TCJA) (cont'd)[a]

O&R Electric and Gas

- O&R, pursuant to the November 2018 joint proposal (Case 18-E-0067; 18-G-0068), is reflecting its TCJA net benefits as follows:
  - annual ongoing savings of $18 million
  - pass back of 2018 savings ($22 million) over a three-year period – $7 million annually
  - pass back of protected portion of net regulatory liability for excess deferred income taxes ($123 million) over remaining lives of the related assets and the unprotected portion ($30 million) over a fifteen-year period - $4 million annually

Rockland Electric Company (RECO)

- NJBPU Docket No. AX1801001 – In the Matter of the Board's Consideration of the 2017 Tax Cuts and Jobs Act
  - $2.9 million rate decrease started on April 1, 2018
  - customers were paid $1 million in July 2018 for January to March 2018 tax savings
  - pass back of protected portion of net regulatory liability for excess deferred income taxes ($14 million) over remaining lives of the related assets and the unprotected portion ($10 million) over a three-year period – $3 million annually
- FERC Docket No. EL18-111-000
  - In November 2018, the Federal Energy Regulatory Commission (FERC) issued an order directing RECO to refund $0.6 million to its transmission customers and reducing its annual transmission revenue requirement by an immaterial amount to reflect the TCJA.

a. See Note B – Regulatory Matters/Other Regulatory Matters on pages 24 – 29 and Note J – Income Taxes on pages 37 – 38 in the 3Q 2020 Form 10-Q.

conEdison, inc.
ED LISTED NYSE
31

Tax Update on the CARES Act

Coronavirus Aid, Relief, and Economic Security (CARES) Act:

- Enacted on March 27, 2020 in response to the COVID-19 pandemic
- Contains $2.3 trillion in economic relief to eligible businesses and individuals impacted by the COVID-19 outbreak

Opportunities Applicable to Con Edison:

- Five-year carryback of a net operating loss (NOL) for tax years 2018-2020
  - Con Edison will carryback its NOL of $29 million from tax year 2018 to tax year 2013. This will allow Con Edison, mostly at the Clean Energy Businesses, to receive a $2.5 million net tax refund and to recognize a discrete income tax benefit of $4 million in the first quarter of 2020, due to the higher federal statutory tax rate in 2013
  - Con Edison and its subsidiaries are not expecting to have a federal NOL in tax years 2019 or 2020
- Due to temporary relaxation of limitations on interest deductions under IRS Code 163(j), Con Edison and its subsidiaries expect to benefit:
  - By the increase in the percentage for calculating the limitation on the interest expense deduction from 30 percent of Adjusted Taxable Income (ATI) to 50 percent of ATI in 2019 and 2020
  - This may allow the Companies to deduct 100 percent of interest expense – over $900 million annually
- The companies qualify for an Employee Retention Tax Credit and Deferral of Payroll Tax
  - Eligible employers that continue to pay employees, but a portion of its workforce cannot perform their regular jobs due to Coronavirus pandemic
  - Receive a 50 percent credit on wages up to $10,000 per employee against their employment taxes each quarter
  - For the nine months ended September 30, 2020, Con Edison and CECONY recognized a tax benefit to Taxes, other than income taxes of $9 million and $5 million, respectively
  - Allows for deferral of employer share (6.2 percent) of employee wages subject to Social Security payroll taxes that would have been otherwise owed from March 27 through December 31, 2020 (the Companies intend to defer the payment of employer payroll taxes for the period April 1, 2020 through December 31, 2020 of approximately $73 million ($65 million of which is for CECONY)
  - 50 percent repayment of payroll taxes due by December 2021 and remaining 50 percent due by December 2022

conEdison, inc.
ED LISTED NYSE
32

CECONY Operations and Maintenance Expenses[a]
($ in millions)


Departmental
$1,508
$1,521
$1,572
$1,597
$1,594
$1,612
$1,210 YTD
2015
2016
2017
2018
2019
2020E


Other Expenses(b)
Other
Regulatory Fees and Assessments (c)
Healthcare/ Other Employee Benefits
Pension/ OPEBs
$1,417
$344
$550
$159
$364
$1,096
$308
$469
$160
$159
$954
$250
$476
$170
$58
$958
$277
$444
$166
$71
$1,041
$273
$464
$170
$134
$694
$275
$350
$158
$(89)
$219 YTD
$253 YTD
$115 YTD
$(83) YTD
2015
2016 (d)
2017 (d)
2018(d)
2019(d)
2020E (d)

a. All amounts reflect a change in methodology for select facilities and telecommunication expenses.
b. Other Expenses generally are either reconciled through amounts reflected in rates, or represent surcharges that are recovered in revenues from customers.
c. Includes Demand Side Management, System Benefit Charges and Public Service Law 18A assessments which are collected in revenues.
d. Excludes non-service components of Pension/OPEBs pursuant to Accounting Standards Update 2017-07. For the nine months ended September 30, 2020, CECONY recorded non-service cost components of $133 million. See pages 31 - 32 of the 3Q 2020 Form 10-Q.

conEdison, inc.
ED LISTED NYSE
33

Composition of Regulatory Rate Base[(a)]
(as of September 30, 2020)

CECONY		($ in millions)
Electric	NY	$22,077
Gas	NY	6,969
Steam	NY	1,487
Total CECONY		**$30,533**

O&R		($ in millions)
O&R Electric	NY	$889
O&R Gas	NY	483
RECO	NJ	262
Total O&R		**$1,634**



CECONY Electric
CECONY Gas
CECONY Steam
O&R
RECO

Total Rate Base **$32,167**

a. Average rate base for 12 months ended September 30, 2020.

conEdison, inc.
ED LISTED NYSE
34

Average Rate Base Balances
($ in millions)



3-year CAGR 5.5%
O&R
CECONY
$24,522
$1,357
$23,165
$25,014
$1,304
$23,710
$26,014
$1,376
$24,638
$28,515
$1,458
$27,057
$30,559
$1,551
$29,008
$31,972
$1,661
$30,311
$33,925
$1,741
$32,184
$35,844
$1,796
$34,048

		Actual					Forecast		
		2015	2016	2017	2018	2019	2020E[a]	2021E[a]	2022E[a]
CECONY	Electric	$17,599	$17,971	$18,513	$20,057	$21,149	$21,660	$22,783	$23,926
	Gas	4,023	4,267	4,723	5,581	6,408	7,171	7,911	8,622
	Steam	1,543	1,472	1,402	1,419	1,451	1,480	1,490	1,500
O&R	Electric	769	731	759	806	842	906	948	964
	Gas	386	362	392	426	455	476	498	524
RECO	Electric	202	211	225	226	254	279	295	308

a. Amounts reflect the CECONY electric and gas rate plans approved on January 16, 2020.

conEdison, inc.
ED LISTED NYSE
35

Regulated Utilities' Rates of Return and Equity Ratios
(12 Months ended September 30, 2020)

	Regulated Basis	
	Allowed	Actual
CECONY		
Electric	8.9%	8.8%
Gas	8.9	8.4
Steam	9.3	5.6
Overall – CECONY	8.9[(a)]	8.6
CECONY Equity Ratio	***48.0%***	***46.8%***
O&R		
Electric	9.0%	9.2%
Gas	9.0	9.0
RECO	9.5	5.8
Overall – O&R	9.1[(a)]	8.6
O&R Equity Ratio	***48.0%***	***47.9%***

a. Weighted by rate base.

conEdison, inc.
ED LISTED NYSE
36

Capital Expenditures
($ in millions)



$3,418
$823
$2,595
$5,235(a)
$1,078
$1,235
$2,922
$3,606
$66
$447
$3,093
$5,249
$248
$1,791(b)
$3,210
$3,676
$205
$248
$3,223
$4,144
$11
$600
$3,533
$3,787
$24
$250
$3,513
$3,792
$76
$400
$3,316
2015
2016
2017
2018
2019
2020E(c)
2021E(c)
2022E(c)
Actual
Forecast(d)
CECONY & O&R - actual
Clean Energy Businesses - actual
Con Edison Transmission - actual
CECONY & O&R - forecast
Clean Energy Businesses - forecast
Con Edison Transmission - forecast

a. 2016 includes Stagecoach JV investment of $974 million.
b. 2018 includes Clean Energy Businesses' purchase of Sempra Solar Holdings, LLC.
c. Amounts reflect the CECONY electric and gas rate plans approved on January 16, 2020.
d. 2019 Form 10-K, page 32, except for the CEBs which has been updated as of September 30, 2020.

conEdison, inc.
ED LISTED NYSE
37

Utilities' Capital Expenditures
($ in millions)



$2,595
$2,922
$3,093
$3,210
$3,223
$3,533
$3,513
$3,316
Steam
Gas
Electric
Depreciation
2015
2016
2017
2018
2019
2020E (a)
2021E (a)
2022E (a)
Actual
Forecast (b)

	Annual CECONY Capital Expenditures				Annual O&R Capital Expenditures		
	Electric	Gas	Steam	Depreciation	Electric	Gas	Depreciation
2015	1,658	671	106	1,040	114	46	68
2016	1,819	811	126	1,106	114	52	67
2017	1,905	909	90	1,195	128	61	71
2018	1,861	1,050	94	1,276	138	67	77
2019	1,851	1,078	91	1,373	142	61	84
2020E[a]	2,150	1,086	92	1,590	153	52	92
2021E[a]	2,162	1,060	85	1,707	155	51	95
2022E[a]	2,019	993	87	1,843	163	54	99

a. Amounts reflect the CECONY electric and gas rate plans approved on January 16, 2020.
b. 2019 Form 10-K, page 32.

conEdison, inc.
ED LISTED NYSE
38

Financing Plan for 2020 – 2022

Financing Plan

- Issue between $1,500 million and $2,000 million of long-term debt, primarily at the Utilities, in 2020 and approximately $1,800 million in aggregate of long-term debt at the Utilities during 2021 and 2022, in addition to the issuance of long-term debt to refinance maturities at the Utilities.
- Issue debt secured by the Clean Energy Businesses' renewable electric production projects and by Con Edison Transmission's investments.
- Issue up to $600 million of common equity in 2020 and approximately $1,100 million in aggregate of common equity during 2021 and 2022, in addition to equity issued through dividend reinvestment, employee stock purchase and long-term incentive plans and in addition to the 1.05 million shares issued for $88 million in January 2020 to settle the remainder of a May 2019 equity forward transaction.

2020 Debt Financing Activity

- In March, CECONY issued $600 million of 3.35 percent of debentures due 2030 and $1,000 million of 3.95 percent debentures due 2050 in its inaugural green bond offering.
- In July, Con Edison borrowed $820 million pursuant to a supplemental credit agreement at a variable rate that is due March 2021.
- In September, O&R issued $35 million of 2.02 percent of debentures due 2030 and $40 million of 3.24 percent of debentures due 2050.

Long-term Debt Maturities

($ in millions)	2020	2021	2022	2023	2024
Con Edison, Inc. [parent company]	$3	$1,178	$293	$—	$—
CECONY	350[a]	640	—	—	250
O&R	—	—	—	—	—
CEBs	165[b]	149	144	316	135
Total	**$518**	**$1,967**	**$437**	**$316**	**$385**

a. CECONY $350 million debt matured in June, 4.45%
b. CEBs repaid $112 million of maturing debt during the nine months ended September 30, 2020

conEdison, inc.
ED LISTED NYSE
39

Capital Structure – September 30, 2020

($ in millions)

Consolidated Edison, Inc.

Baa2 / BBB+ / BBB+

Debt	$ 21,171	53%
Equity	18,711	47
Total	$ 39,882	100%

CECONY

Baa1 / A- / A-

Debt	$ 16,197	53%
Equity	14,575	47
Total	$ 30,772	100%

O&R

Baa1 / A- / A-

Debt	$ 893	53%
Equity	799	47
Total	$ 1,692	100%

Parent and Other

Debt	$ 4,081	55%
Equity	3,337	45
Total	$ 7,418	100%

Amounts shown exclude notes payable and include the current portion of long-term debt.

Senior unsecured credit ratings shown in order of Moody's / S&P / Fitch. Moody's has stable outlooks for CEI and CECONY and negative outlook for O&R. S&P has stable outlooks for each entity and Fitch has negative outlooks for each entity. Ratings are not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

conEdison, inc.

ED LISTED NYSE

40

7�ZZR�PVNY�DN�R��6����dV�T� ���V��ZVYYV���$ 0-

Utilities' Sales and Revenues – Electric Third Quarter
($ in millions)

Electric – 3rd Quarter

	Millions of Kilowatt-hours		Revenues in Millions	
	2020	**2019**	**2020**	**2019**
Con Edison of New York				
Residential and Religious	4,001	3,687	$995	$923
Commercial and Industrial	2,627	2,831	556	557
Retail choice customers	6,294	7,339	784	854
Public Authorities	51	26	10	5
NYPA, Municipal Agency and other	2,481	2,730	207	214
Total Sales[(a)]	**15,454**	**16,613**	**$2,552**	**$2,553**
Orange and Rockland				
Residential and Religious	647	586	$110	$106
Commercial and Industrial	230	235	35	36
Retail choice customers	741	796	62	62
Public Authorities	32	30	3	2
Total Sales[(a)]	**1,650**	**1,647**	**$210**	**$206**
Regulated Utility Sales & Revenues				
Residential and Religious	4,648	4,273	$1,105	$1,029
Commercial and Industrial	2,857	3,066	591	593
Retail choice customers	7,035	8,135	846	916
Public Authorities	83	56	13	7
NYPA, Municipal Agency and other	2,481	2,730	207	214
Total Sales	**17,104**	**18,260**	**$2,762**	**$2,759**

a. Electric delivery volumes in CECONY's and O&R's service areas decreased 7.0 percent and increased 0.2 percent, respectively, for the three months ended September 30, 2020 compared with the 2019 period. After adjusting for weather and other variations, electric delivery volumes in CECONY's and O&R's service areas decreased 8.7 percent and 1.8 percent, respectively, for the three months ended September 30, 2020 compared with the 2019 period.

conEdison, inc.
ED LISTED NYSE
42

Utilities' Sales and Revenues – Electric Year-to-Date
($ in millions)

Electric – Year-to-Date

	Millions of Kilowatt-hours		Revenues in Millions	
	2020	**2019**	**2020**	**2019**
Con Edison of New York				
Residential and Religious	8,638	8,203	$2,220	$2,060
Commercial and Industrial	7,145	7,574	1,407	1,405
Retail choice customers	17,014	18,968	1,838	1,879
Public Authorities	110	83	19	15
NYPA, Municipal Agency and other sales	6,862	7,394	487	496
Total Sales[(a)]	**39,769**	**42,222**	**$5,971**	**$5,855**
Orange and Rockland				
Residential and Religious	1,414	1,339	$247	$243
Commercial and Industrial	612	621	88	87
Retail choice customers	1,995	2,194	144	147
Public Authorities	82	80	6	7
Total Sales[(a)]	**4,103**	**4,234**	**$485**	**$484**
Regulated Utility Sales & Revenues				
Residential and Religious	10,052	9,542	$2,467	$2,303
Commercial and Industrial	7,757	8,195	1,495	1,492
Retail choice customers	19,009	21,162	1,982	2,026
Public Authorities	192	163	25	22
NYPA, Municipal Agency and other sales	6,862	7,394	487	496
Total Sales	**43,872**	**46,456**	**$6,456**	**$6,339**

a. Electric delivery volumes in CECONY's and O&R's service areas decreased 5.8 percent and 3.1 percent, respectively, for the nine months ended September 30, 2020 compared with the 2019 period. After adjusting for weather and other variations, electric delivery volumes in CECONY's and O&R's service areas decreased 5.6 percent and 1.5 percent, respectively, for the nine months ended September 30, 2020 compared with the 2019 period.

conEdison, inc.
ED LISTED NYSE
43

Utilities' Sales and Revenues – Gas Third Quarter
($ in millions)

Gas – 3rd Quarter

	Thousands of Dekatherms 2020	Thousands of Dekatherms 2019	Revenues in Millions 2020	Revenues in Millions 2019
Con Edison of New York				
Residential	4,314	4,032	$117	$103
General	3,504	4,097	35	45
Firm Transportation	8,668	9,071	70	71
Total Firm Sales and Transportation[(a)]	**16,486**	**17,200**	**222**	**219**
Interruptible Sales	1,882	1,974	4	6
Transportation of Customer Owned Gas	37,816	36,491	14	14
Total Sales	**56,184**	**55,665**	**$240**	**$239**
Off-system Sales	—	—	—	—
Orange and Rockland				
Residential	724	621	$13	$11
General	218	161	2	1
Firm Transportation	804	851	7	6
Total Firm Sales and Transportation[(a)]	**1,746**	**1,633**	**22**	**18**
Interruptible Sales	787	798	1	1
Transportation of Customer Owned Gas	51	80	—	1
Total Sales	**2,584**	**2,511**	**$23**	**$20**
Off-system Sales	—	—	—	—
Regulated Utility Sales & Revenues				
Residential	5,038	4,653	$130	$114
General	3,722	4,258	37	46
Firm Transportation	9,472	9,922	77	77
Total Firm Sales and Transportation	**18,232**	**18,833**	**244**	**237**
Interruptible Sales	2,669	2,772	5	7
Transportation of Customer Owned Gas	37,867	36,571	14	15
Total Sales	**58,768**	**58,176**	**$263**	**$259**
Off-system Sales	—	—	—	—

a. Firm sales and transportation volumes in CECONY's and O&R's service areas decreased 4.2 percent and increased 6.9 percent, respectively, for the three months ended September 30, 2020 compared with the 2019 period. After adjusting for weather and other variations, firm sales and transportation volumes in CECONY's and O&R's service areas decreased 1.4 percent and 1.5 percent, respectively, for the three months ended September 30, 2020 compared with the 2019 period.

conEdison, inc.
ED LISTED NYSE
44

Utilities' Sales and Revenues – Gas Year-to-Date
($ in millions)

Gas – Year-to-Date

	Thousands of Dekatherms		Revenues in Millions	
	2020	2019	2020	2019
Con Edison of New York				
Residential	37,161	41,035	$691	$724
General	22,551	25,018	237	299
Firm Transportation	58,697	60,590	487	444
Total Firm Sales and Transportation[(a)]	**118,409**	**126,643**	**1,415**	**1,467**
Interruptible Sales	6,869	7,375	23	34
Transportation of Customer Owned Gas	85,957	87,899	46	44
Total Sales	**211,235**	**221,917**	**$1,484**	**$1,545**
Off-system Sales	—	—	—	—
Orange and Rockland				
Residential	6,484	6,875	$83	$98
General	1,443	1,608	14	18
Firm Transportation	5,799	6,430	45	44
Total Firm Sales and Transportation[(a)]	**13,726**	**14,913**	**142**	**160**
Interruptible Sales	2,723	2,690	4	4
Transportation of Customer Owned Gas	553	643	1	1
Total Sales	**17,002**	**18,246**	**$147**	**$165**
Off-system Sales	—	—	—	—
Regulated Utility Sales & Revenues				
Residential	43,645	47,910	774	822
General	23,994	26,626	251	317
Firm Transportation	64,496	67,020	532	488
Total Firm Sales and Transportation	**132,135**	**141,556**	**1,557**	**1,627**
Interruptible Sales	9,592	10,065	27	38
Transportation of Customer Owned Gas	86,510	88,542	47	45
Total Sales	**228,237**	**240,163**	**$1,631**	**$1,710**
Off-system Sales	—	—	—	—

a. Firm sales and transportation volumes in CECONY's and O&R's service areas decreased 6.5 percent and 8.0 percent, respectively, for the nine months ended September 30, 2020 compared with the 2019 period. After adjusting for weather and other variations, firm sales and transportation volumes in CECONY's and O&R's service areas decreased 0.5 percent for the nine months ended September 30, 2020 compared with the 2019 period.

conEdison, inc.
ED LISTED NYSE
45

Utilities' Sales and Revenues – Steam Third Quarter and Year-to-Date
($ in millions)

Steam – 3rd Quarter

	Millions of Pounds		Revenues in Millions	
	2020	**2019**	**2020**	**2019**
Con Edison of New York				
General	7	6	$1	$2
Apartment House	617	722	12	13
Annual Power	2,023	2,443	33	36
Total Sales [(a)]	**2,647**	**3,171**	**$46**	**$51**

Steam – Year-to-Date

	Millions of Pounds		Revenues in Millions	
	2020	**2019**	**2020**	**2019**
Con Edison of New York				
General	334	394	$17	$20
Apartment House	3,830	4,331	103	120
Annual Power	8,462	10,383	245	304
Total Sales [(a)]	**12,626**	**15,108**	**$365**	**$444**

a. Steam sales and deliveries decreased 16.5 percent and 16.4 percent, respectively, for the three and nine months ended September 30, 2020 compared with the 2019 period. After adjusting for weather and other variations, steam sales and deliveries decreased 17.9 percent and 8.3 percent, respectively, for the three and nine months ended September 30, 2020 compared with the 2019 period.

conEdison, inc.
ED LISTED NYSE
46

Income Statement – 2020 Third Quarter

($ in millions)

	CECONY	O&R	CEBs	CET	Other[a]	Total
Total operating revenues	$2,872	$238	$222	$1	$—	$3,333
Depreciation and amortization	401	23	58	—	—	482
Other operating expenses	1,749	166	72	3	1	1,991
Total operating expenses	2,150	189	130	3	1	2,473
Operating income	722	49	92	(2)	(1)	860
Other income (deductions)	(38)	(4)	3	27	(1)	(13)
Interest expense	182	10	22	4	8	226
Income before income tax expense	502	35	73	21	(10)	621
Income tax expense	97	8	8	6	—	119
Net income	$405	$27	$65	$15	$(10)	$502
Income attributable to non-controlling interest	—	—	9	—	—	9
Net income for common stock	$405	$27	$56	$15	$(10)	$493

a. Includes parent company and consolidation adjustments.

Con Edison's consolidated financial statements and the notes thereto are in Item 1 of the third quarter 2020 Form 10-Q.

conEdison, inc.
ED LISTED NYSE
47

Income Statement – 2020 Year-to-Date

($ in millions)

	CECONY	O&R	CEBs	CET	Other[a]	Total
Total operating revenues	$8,072	$647	$566	$3	$(2)	$9,286
Depreciation and amortization	1,187	67	173	1	—	1,428
Other operating expenses	5,031	466	205	8	1	5,711
Total operating expenses	6,218	533	378	9	1	7,139
Operating income	1,854	114	188	(6)	(3)	2,147
Other income (deductions)	(138)	(11)	4	78	(5)	(72)
Interest expense	554	30	183	14	16	797
Income before income tax expense	1,162	73	9	58	(24)	1,278
Income tax expense	199	16	(36)	16	(12)	183
Net income	$963	$57	$45	$42	$(12)	$1,095
Income attributable to non-controlling interest	—	—	37	—	—	37
Net income for common stock	$963	$57	$8	$42	$(12)	$1,058

For the CEBs, reconciliation of net income for common stock to adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA)

Net income for common stock	$8
Mark-to-market pre-tax loss/(gain)	80
HLBV pre-tax loss/(gain)	38
Interest expense/(income), excluding mark-to-market effects of interest rate swaps	104
Income tax (benefit)/expense	(12)
Pre-tax equivalent of production tax credits (25%)	8
Depreciation and amortization	173
Adjusted EBITDA (non-GAAP)	$399

a. Includes parent company and consolidation adjustments.

Con Edison's consolidated financial statements and the notes thereto are in Item 1 of the third quarter 2020 Form 10-Q.

conEdison, inc.
ED LISTED NYSE
48

Statement of Cash Flows – 2020 Year-to-Date

($ in millions)	CECONY	O&R	CEBs	CET	Other[a]	Total
Net cash flows from/(used in) operating activities	$959	$82	$810	$(8)	$(475)	$1,368
Net cash flows from/(used in) investing activities	(2,412)	(150)	(438)	16	—	(2,984)
Net cash flows from/(used in) financing activities	543	50	(440)	(8)	568	713
Net change for the period	(910)	(18)	(68)	—	93	(903)
Balance at beginning of period	933	32	251	—	1	1,217
Balance at end of period (b)	$23	$14	$183	$—	$94	$314

a. Includes parent company and consolidation adjustments.
b. See "Reconciliation of Cash, Temporary Cash Investments and Restricted Cash" in Note A in Item 1 of the third quarter 2020 Form 10-Q.

Con Edison's consolidated financial statements and the notes thereto are in Item 1 of the third quarter 2020 Form 10-Q.

conEdison, inc.
ED LISTED NYSE
49

Balance Sheet – As of September 30, 2020

($ in millions)

	CECONY	O&R	CEBs	CET	Other[a]	Total
ASSETS						
Current assets	$3,447	$255	$460	$22	$20	$4,204
Investments	505	26	—	1,599	(6)	2,124
Net plant	38,716	2,410	4,421	17	—	45,564
Other noncurrent assets	5,000	403	1,885	14	401	7,703
Total assets	$47,668	$3,094	$6,766	$1,652	$415	$59,595
LIABILITIES AND SHAREHOLDERS' EQUITY						
Current liabilities	$4,407	$294	$1,192	$115	$1,152	$7,160
Noncurrent liabilities	13,129	1,108	217	108	(44)	14,518
Long-term debt	15,557	893	2,838	500	(582)	19,206
Equity	14,575	799	2,519	929	(111)	18,711
Total liabilities and equity	$47,668	$3,094	$6,766	$1,652	$415	$59,595

a. Includes parent company and consolidation adjustments.

Con Edison's consolidated financial statements and the notes thereto are in Item 1 of the third quarter 2020 Form 10-Q.

conEdison, inc.

ED LISTED NYSE

50

Rating Agency Credit Metrics

Rating Agency	Rating / Outlook[a]	Rating Agency Key Metric[b]	Rating Agency Forecast[c]	Rating Agency Downgrade Threshold
Moody's Investors Services	• CEI: Baa2 / Stable • CECONY: Baa1 / Stable • O&R: Baa1 / Negative	CFO pre-WC[e] / Debt	• 15% • 14% - 16% • <15%	• <13% • <14% • <15%
S&P Global Ratings[d]	• CEI: BBB+ / Stable • CECONY: A- / Stable • O&R: A- / Stable	Funds from operations to Debt	• >16%	• <16%
Fitch Ratings	• CEI: BBB+ / Negative • CECONY: A- / Negative • O&R: A- / Negative	Funds from operations-Adjusted Leverage	• No updated forecast specified	• >5.0x • >5.0x • >5.0x

This slide reflects the company's understanding of certain credit criteria of the rating agencies at this time, which are subject to change.

Source: Moody's Investors Service Credit Opinion March 17, 2020; S&P Global Ratings RatingsDirect September 17, 2020; Fitch Ratings press release "Fitch Affirms ConEd & Subsidiaries at 'BBB+'; Outlook Revised to Negative" March 25, 2020.

a. Represents senior unsecured ratings. Ratings are not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at anytime.
b. As defined and calculated by each respective rating agency. The rating agencies use other metrics that are not described on this slide.
c. Forecast represents: "12-18 Month Forward View As of Date Published" for Moody's; "in 2020 and 2021" for S&P; Fitch published a forecast of Funds from operations-Adjusted Leverage of "Near or at 5.0x" for CEI, 4.7x for CECONY and 4.6x for O&R in the December 17, 2019 press release; however, on March 25, 2020 Fitch indicated a "view credit metrics are now likely to weaken over the rating horizon," which is 2020-2022.
d. S&P rates CECONY and O&R on a group rating methodology with Con Edison.
e. CFO pre-WC is defined by Moody's as cash flow from operations before changes in working capital.

conEdison, inc.
ED LISTED NYSE
51

List of Notes to 2020 Third Quarter Form 10-Q Financial Statements

	Page
A – Summary of Significant Accounting Policies and Other Matters	20 - 24
B – Regulatory Matters	24 - 29
C – Capitalization	30
D – Short-Term Borrowing	30 - 31
E – Pension Benefits	31
F – Other Postretirement Benefits	32
G – Environmental Matters	32 - 34
H – Other Material Contingencies	34 - 35
I – Leases	35 - 37
J – Income Tax	37 - 38
K – Revenue Recognition	39 - 40
L – Financial Information by Business Segment	40 - 41
M – Derivative Instruments and Hedging Activities	41 - 44
N – Fair Value Measurements	44 - 47
O – Variable Interest Entities	47 - 48
P – New Financial Accounting Standards	48 - 49

conEdison, inc.

ED LISTED NYSE

52